                                                                Exhibit 23(h)-9a


CERTIFIED MAIL
RETURN RECEIPT REQUESTED

August 4, 1999

Ameritas Life Insurance Corp.
One Ameritas Way
Lincoln, Nebraska 68510
Attn:  Norman M. Krivosha, Executive Vice President,
       Secretary and Corporate General Counsel

Dear Mr. Krivosha:

Pursuant to Section 12.7 of the Participation Agreement, dated December 10, 1996 (the "Agreement"), among Ameritas Life Insurance Corp., on its own behalf and on behalf of each segregated asset account set forth on Schedule A of the Agreement, Berger Institutional Products Trust and Berger Associates, Inc. ("Berger"), Berger seeks your consent to an assignment. Berger desires to assign its interests, rights, duties and obligations under the Agreement to a newly formed subsidiary, Berger LLC. Berger LLC will be a Nevada limited liability company and will be registered as an investment adviser under the Investment Advisers Act of 1940 to which Berger will transfer all of its operating assets and business. Berger LLC will accept and assume all such assigned interests, rights, duties and obligations under the Agreement. Such assignment is intended to become effective September 30, 1999.

Please indicate your consent to such assignment by signing in the space indicated below, and returning the originally executed consent in the enclosed self-addressed, postage prepaid envelope.

Sincerely,

Berger Associates, Inc.


By:
   ------------------------------
      Brian S. Ferrie
      Vice President - Compliance

ACCEPTED AND AGREED TO
THIS _____ DAY OF __________, 1999

AMERITAS LIFE INSURANCE CORP.


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August 4, 1999


Berger Institutional Products Trust
210 University Boulevard, Suite 900
Denver, Colorado  80206
Attn:  Jack Thompson

Dear Mr. Thompson:

Pursuant to Section 12.7 of the Participation Agreement, dated December 10, 1996 (the "Agreement"), among Ameritas Life Insurance Corp., on its own behalf and on behalf of each segregated asset account set forth on Schedule A of the Agreement, Berger Institutional Products Trust and Berger Associates, Inc. ("Berger"), Berger seeks your consent to an assignment. Berger desires to assign its interests, rights, duties and obligations under the Agreement to a newly formed subsidiary, Berger LLC. Berger LLC will be a Nevada limited liability company and will be registered as an investment adviser under the Investment Advisers Act of 1940 to which Berger will transfer all of its operating assets and business. Berger LLC will accept and assume all such assigned interests, rights, duties and obligations under the Agreement. Such assignment is intended to become effective September 30, 1999.

Please indicate your consent to such assignment by signing in the space indicated below, and returning the originally executed consent in the enclosed self-addressed, postage prepaid envelope.

Sincerely,

Berger Associates, Inc.


By:
   ------------------------------
      Brian S. Ferrie
      Vice President - Compliance

ACCEPTED AND AGREED TO
THIS _____ DAY OF __________, 1999

BERGER INSTITUTIONAL PRODUCTS TRUST



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